SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                       Date of Report - December 28, 1999

                        Harleysville National Corporation
             (Exact name of registrant as specified in its charter)


        Pennsylvania                    0-15237                  23-2210237
---------------------------      ----------------------   ----------------------
State or other jurisdiction         (Commission File           (IRS Employer
      of incorporation)                  Number)          Identification Number)


                      483 Main Street
                Harleysville, Pennsylvania                 19438
            ----------------------------------          ----------
         (Address of principal executive offices)       (Zip Code)


Registrant's telephone number including area code: (215) 256-8851
                                                   --------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not Applicable.

Item 3.   Bankruptcy or Receivership.

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not Applicable.

Item 5.   Other Events.

          On Tuesday, December 28, 1999, the Registrant, Harleysville National Corporation ("HNC"), reached a definitive agreement to acquire Citizens Bank and Trust Company, a $130 million community bank based in Palmerton, Pennsylvania, with additional offices in Kresgeville and Walnutport, Pennsylvania.

          Under the terms of the acquisition, to be accounted for as a pooling of interests, Citizens Bank and Trust Company shareholders will receive 166 shares of Harleysville National Corporation common stock for each share of Citizens Bank and Trust Company stock held.

          On December 28, 1999, the Registrant issued a press release announcing execution of the agreement. The press release, Exhibit 99 to this current report, is incorporated herein by reference.

Item 6.   Resignations of Registrant's Directors.

          Not Applicable.

Item 7.   Financial Statements and Exhibits.

          (a)  Not Applicable.

          (b)  Not Applicable.

          (c)  Exhibits:

               99   Press Release of Registrant, dated December 28, 1999.


Item 8.   Change in Fiscal Year.

          Not Applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S

          Not Applicable.


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


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HARLEYSVILLE NATIONAL CORPORATION
                                           (Registrant)

                                           /s/ Walter E. Daller, Jr.
Dated: January 7, 2000                     _____________________________________
                                           Walter E. Daller, Jr.
                                           President and Chief Executive Officer


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


                                  EXHIBIT INDEX


                                                                     Page Number
                                                                     in Manually
Exhibit                                                                 Signed
-------                                                              -----------
  99       Press Release of Registrant, dated December 28, 1999.         7-8


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